 EXHIBIT 10.4

SENIOR SECURED

PROMISSORY NOTE

$250,000

November 1, 2016

FOR VALUE RECEIVED, Meshworks Media Corporation, having an office and address for purposes of notices and legal process at 2600 South Shore Blvd., Suite 100, League City, TX 77573 ("Borrower") promises to pay to the order of  BlackStar Enterprise Group, Inc.("Lender"), at (address)_________________ or at any such other place as may be designated in writing by Lender, the principal sum of $250,000.00 in lawful money of the United States of America, together with interest thereon to be computed from November 1, 2016 at the Interest Rate (as defined below), and to be paid in accordance with the terms of this Promissory Note ("Note").

1. INTEREST. Interest at the annual rate of 12 % shall be payable on the principal in accordance with the terms set forth immediately below.

2. PAYMENT. Commencing January 2, 2017, the borrower shall issue payments to the lender(s) equal to 15% of the previous months' revenue and said revenue payments, of principal and interest, shall continue thereafter, to be issued on the first day of each month, until the principal and interest have been paid in full to the lender(s) but in no case, later than January 1, 2019 ("Maturity Date") when any unpaid principle and interest shall be due in full.

3. APPLICATION OF PAYMENTS.

3.1.   The Lender shall first apply the payments to interest and, after all interest is paid in full the balance of any payment shall be applied to the principal amount of the Note.

3.2.   The designation or allocation by Borrower of the disposition or allocation of any payments made will not be binding upon the Lender which may allocate any and all such payments to interest, principal and other fees and charges due hereunder or to any one or more of them, in such amount, priorities and proportions as Lender may determine in its sole discretion in accordance with the terms hereof.

4. SECURITY.   The Note shall be secured by a security agreement covering all of the Borrower's assets both tangible and intangible.

5. ADDITIONAL CONSIDERATION FOR LENDER Lender(s) shall receive, as additional consideration, 2 shares of Series B Convertible Preferred stock (Series B Stock) for each one dollar ($1.00) loaned to the Company.  Upon full repayment of the loan but no later than February 1, 2019 the Series B Stock is to receive priority profit distributions ("PPD")based on 15% of the previous months' revenue and said PPD's will continue until such time as each lender has received distributions equal to the full amount of that lender's proportionate share of the loan. At that point, the Series B Preferred shall automatically convert to common stock at the rate of one share of common for each share of preferred converted. Until such time as all PPD's have been paid, Borrower shall not pay any dividends to or on its outstanding common stock.

6. DEFAULT AND ACCELERATION.

6.1.   It is hereby expressly agreed that all principal and interest shall become immediately due and payable at the option of the holder hereof upon the happening of any of the following events (each, an "Event of Default"):

6.1.(a)    Borrower fails to pay any amount due to Lender under this Note within ten (10) calendar days after the due date of any payment required hereunder or at the Maturity Date (whether or not there is any notice thereof from the Lender).

6.1.(b)   A receiver, liquidator or trustee shall be appointed for Borrower or for any substantial part of its  property, an assignment shall be made for the benefit of creditors, Borrower shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to the United States Bankruptcy Code, or under the provisions of any federal or state bankruptcy or receiver laws, shall be filed by or against Borrower, unless such appointment, assignment, adjudication or petition was involuntary, in which event only if the same is not discharged, stayed or dismissed within forty-five (45) days;

6.1.(c)    A final judgment for the payment of money in excess of $1 million not covered by a policy of insurance or which  would materially adversely affect such Borrower's ability to make payments under this Note shall be rendered against Borrower and such party shall not discharge the same or cause it to be discharged within forty-five (45) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered within twenty (20) days, and thereafter to secure a stay of execution pending such appeal;

6.1.(d)   Borrower shall have concealed, removed and/or permitted to be concealed or removed any substantial part of their property and/or assets with the intent to hinder, delay or defraud Lender of any of its property and/or assets which may be fraudulent under any federal or state bankruptcy, fraudulent conveyance or similar law now or hereafter enacted, or if Borrower shall have made any transfer of any of their property and/or assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or if Borrower shall have suffered or permitted to be suffered, while insolvent, any creditor to obtain a lien upon any of its property and/or assets through legal proceedings or distrain which is not vacated within (30) days from the date of entry thereof;

6.2.   After the occurrence of an Event of Default, Lender may accept any payments from Borrower without prejudice to the rights and remedies of Lender provided herein.

6.3.   Notwithstanding anything to the contrary set forth in this Section 5, if the Lender declares an Event of Default for failure to repay this Note in full on the Maturity Date, the Company will have 10 days to remedy the Default through repayment of the Note. If the Default is not cured through repayment of this Note within the 10-day grace period, then all other provisions of Sections 6 and 7 shall apply.

7.      DEFAULT INTEREST/LATE CHARGES.

7.1.   If the indebtedness is not paid in full on the Maturity Date, interest shall continue to accrue until paid in full.

7.2.   Should the Indebtedness or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection under default, Borrower agrees to pay, in addition to the Indebtedness, all costs of collecting or attempting to collect the Indebtedness, including reasonable attorneys' fees and expenses and court costs, regardless of whether any legal proceeding is commenced hereunder, together with interest thereon from the date paid or incurred by Lender until such expenses are paid by Borrower.

7.3.   After the entry of a judgment Lender shall have the right to continue to charge Borrower and to increase the amount of the judgment for post-judgment reasonable attorneys' fees and costs, post-judgment interest and other charges that may be incurred by Lender.

8.       WAIVERS.

8.1.   To the maximum extent permitted by applicable law, Borrower hereby waives demand, notice of demand, presentment for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of dishonor, protest, notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note.

8.2.   The liability of Borrower shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification. No release of any security for the Indebtedness or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, or any other guaranty or instrument made by agreement of Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Indebtedness under this Note.

8.3.   No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand on Borrower as provided for in this Note. Any failure of the holder of this Note to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Lender or any holder may accept late payment, or partial payment, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by Borrower therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.4.   BORROWER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN HARRIS COUNTY, STATE OF TEXAS.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT HIS ADDRESS SET FORTH ABOVE OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE  LENDER'S RECORDS AS THE ADDRESS OF THE BORROWER (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW).

9.      PREPAYMENT. The Borrower shall have the right to prepay the Note but no prepayment shall entitle the Borrower to reduce the total amount of principal and interest due hereunder.

10.  NOTICES.  All notices to be given pursuant to this Note shall be in writing and sufficient if given by personal service, by guaranteed overnight delivery service, or by being mailed postage prepaid, by registered or certified mail, to the address of the parties first hereinabove set forth or to such other address as either party may request in writing from time to time. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the date after delivery to the guaranteed overnight delivery service, or three (3) days after any notices are deposited, postage prepaid, in the United States mail, certified or registered mail. Notices may be given by a party's attorneys or agents with the same force and effect as though given by such party.

11.  MISCELLANEOUS.

11.1.   Time shall be of the essence with respect to all provisions of this Note and both parties hereto.

11.2.   If any payment to be made by Borrower shall otherwise become due on a day other than a Business Day, such payment shall be made on the preceding day which is a Business Day. "Business Day" shall mean any day of the week other than a Saturday, Sunday or federal holiday.

11.3.   Borrower represents that it has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes the valid and binding obligation of Borrower.

11.4.   This Note cannot be changed, modified, amended, waived, extended, discharged or terminated orally or by estoppel or waiver, regardless of any claimed partial performance referable thereto, or by any alleged oral modification or by any act or failure to act on the part of Borrower or Lender.  The agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising Borrower, and the term "Borrower," as used herein, shall include any alternate or successor person or entity, but any predecessor person or entity, and its partners or members, as the case may be, shall not thereby be released from any liability. Nothing in the foregoing shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in this Note.

11.5.   Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provision hereof.

11.6.   If any paragraph, clause or provision of this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such voidness, invalidity or unenforceability will not affect the remaining paragraphs, clauses and provisions of this Note, which shall nevertheless be binding upon the parties hereto with the same effect as though the void or unenforceable part had been severed and deleted.

11.7.   The terms and provision of this Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, executors, legal representative, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law.

11.8.   All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such work had been fully and properly written in the correct number and gender.

11.9.   This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument as of the date first above written.

BORROWER:

Meshworks Media Corporation

By: /s/

______________________________

Its:  Chief Executive Officer